       As filed with the Securities and Exchange Commission on August 23, 2000
                                                   Registration No. 333-________
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                MEDIAPLEX, INC.
            (Exact name of Registrant as specified in its charter)

        Delaware                          177 Steuart Street, Second Floor                                 94-3295822
(State of Incorporation)                 San Francisco, California 94105-1230                  (I.R.S. Employer Identification No.)
                                 (Address, including zip code, of Registrant's principal
                                                 executive offices)

                     AMENDED AND RESTATED 1999 STOCK PLAN
                       1999 EMPLOYEE STOCK PURCHASE PLAN
                         COMMON STOCK PURCHASE WARRANT
                           (Full title of the plans)

                              Gregory R. Raifman
                            Chief Executive Officer
                                Mediaplex, Inc.
                       177 Steuart Street, Second Floor
                     San Francisco, California 94105-1230
                                (415) 808-1900
(Name, address, and telephone number, including area code, of agent for service)

                                   Copy to:
                             Aaron J. Alter, Esq.
                           Michelle L. Whipkey, Esq.
                           Linda M. Cuny-Smith, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                              Palo Alto, CA 94304
                                (650) 493-9300

                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                  Amount             Proposed           Proposed       Amount of
                     Title of Securities to                       to be               Maximum            Maximum      Registration
                          be Registered                          Registered (1)  Offering Price Per     Aggregate         Fee
                                                                                       Share
------------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable under Amended and Restated 1999 Stock      1,400,000           $7.755  (2)        $10,857,000 (2)  $2,866.25
Plan, par value $0.0001
------------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable under 1999 Employee Stock Purchase Plan,     400,000           $7.755  (2)         $3,102,000 (2)    $818.93
par value $0.0001
------------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable under Common Stock Purchase Warrant, par     500,000             $0.50  (3)          $250,000 (3)     $66.00
value $0.0001
------------------------------------------------------------------------------------------------------------------------------------
Total                                                            2,300,000                              $14,209,000      $3,751.18
====================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.
(2) Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the total registration fee. As the price at which options are to be granted in the future is not currently determined, computation is based pursuant Rule
      457(c) of the Securities Act whereby the per share price is the average between the high and low price reported in the Nasdaq National Market on August 17, 2000.
(3)  Calculated pursuant to Rule 457(h) under the Securities Act.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note
----------------

       This Registration Statement on Form S-8 (the "Registration Statement") is being filed for the purpose of registering: (i) additional shares authorized for issuance under the Registrant's Amended and Restated 1999 Stock Plan as a result of a 400,000 share automatic annual increase and a 1,000,000 share increase approved by the Registrant's Board of Directors and Stockholders; (ii) additional shares authorized for issuance under the Registrant's 1999 Employee Stock Purchase Plan as a result of a 400,000 share automatic annual increase; and (iii) 500,000 shares to be issued pursuant to a Common Stock Purchase Warrant issued to Timothy Favia, Executive Vice President, Corporate
Development of the Registrant. The 1999 Plan, as amended by the Registrant's Board of Directors and Stockholders to increase the number of shares reserved for issuance and to provide for a higher annual increase as provided for in
Section 3 thereunder, is being filed as an exhibit to the Registration
Statement.


Item 3.    Incorporation of Documents by Reference

       There are hereby incorporated by reference into this Registration Statement and into the Prospectuses relating to this Registration Statement, pursuant to Rule 428 of Regulation C of the Securities Act of 1933, as amended (the "Securities Act"), the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

   1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as amended and filed with the Commission on April 28, 2000.

   2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 as filed with the Commission on May 2, 2000.

   3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 as filed with the Commission on July 25, 2000.

   4. The Registrant's Current Report on Form 8-K as filed with the Commission on August 2, 2000.

   5. The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A filed with the Commission on October 12, 1999.

       All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

     Article VII of the Registrant's Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

     Article VI of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

     The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

Item 7.    Exemption from Registration Claimed

Not applicable.

Item 8.    Exhibits

Exhibit
Number                                       Document
-------  -----------------------------------------------------------------------
   4.1   Registrant's Amended and Restated 1999 Stock Plan and form of agreement

   4.2*  Registrant's 1999 Employee Stock Purchase Plan

   4.3   Internet Extra Corporation Warrant Purchase Agreement

   4.4   Internet Extra Corporation Common Stock Purchase Warrant

   5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR")

  23.1   Consent of PricewaterhouseCoopers, Independent Public Accountants

  23.2   Consent of WSGR (contained in Exhibit 5.1)

  24.1   Power of Attorney (see page II-4)

______________________
* Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-82799), declared effective November 18, 1999.

Item 9.    Undertakings


       (a)      The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Mediaplex, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, State of California, on the 22nd day of August, 2000.

                                MEDIAPLEX, INC.

                                By:   /s/ Gregory R. Raifman
                                    -------------------------------
                                      Gregory R. Raifman
                                      Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory R. Raifman and Alan M. Raifman and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the Registration Statement on Form S-8.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

          Signature                                      Title                                                Date
-------------------------------------------   --------------------------------------------   --------------------------------------
/s/ Gregory R. Raifman                       Chairman Chief Executive Officer and                   August 22, 2000
--------------------------------------            President (Principal Executive Officer)
Gregory R. Raifman

/s/ Paul A. Ryan                             Acting Chief Financial Officer (Principal)             August 22, 2000
--------------------------------------            Accounting Officer)
 Paul A. Ryan

/s/ Jon L. Edwards                           Vice Chairman                                          August 22, 2000
--------------------------------------
 Jon L. Edwards

/s/ Lawrence D. Lenihan, Jr.                 Director                                               August 22, 2000
--------------------------------------
Lawrence D. Lenihan, Jr.

/s/ Peter S. Sealey                          Director                                               August 22, 2000
--------------------------------------
 Peter S. Sealey

/s/ James DeSorrento                         Director                                               August 22, 2000
--------------------------------------
James DeSorrento

/s/ A. Brooke Seawell                        Director                                               August 22, 2000
--------------------------------------
A. Brooke Seawell

                               INDEX TO EXHIBITS

Exhibit
Number                                Document
--------   ---------------------------------------------------------------------
  4.1 Registrant's Amended and Restated 1999 Stock Plan and form of agreement

  4.2*     Registrant's 1999 Employee Stock Purchase Plan

  4.3      Internet Extra Corporation Warrant Purchase Agreement

  4.4      Internet Extra Corporation Common Stock Purchase Warrant

  5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR")

 23.1      Consent of PricewaterhouseCoopers LLP, Independent Public
           Accountants

 23.2      Consent of WSGR (contained in Exhibit 5.1)

 24.1      Power of Attorney (see page II-4)

______________________
* Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-86459), declared effective November 18, 1999.